As filed with the Securities and Exchange Commission on January 13, 2006
                                                     Registration No. 033-59141
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                      04-2949533
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

              Viacom Inc. 1994 Long-Term Management Incentive Plan
               Viacom Inc. Stock Option Plan for Outside Directors
            Viacom Inc. 1994 Stock Option Plan for Outside Directors


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 033-59141) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant and (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 033-59141 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of January, 2006.

                                     CBS CORPORATION



                                     By:  /s/ Angeline C. Straka
                                          -------------------------------------
                                         Name:  Angeline C. Straka
                                         Title: Senior Vice President, Deputy
                                                General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 033-59141 on Form S-8 has been signed by the following persons in the capacities indicated on the 13th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              January 13, 2006

                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3* Viacom Inc. 1994 Long-Term Management Incentive Plan (as amended and restated through November 1, 1996) (incorporated by reference to Exhibit 10(b) to the Annual Report on Form 10-K of the Registrant for the fiscal year eneded December 31, 1996 (File No. 001-09553)) (as amended effective October 10, 2002 by the Amendment to Viacom Stock Option Plans) (incorporated by reference to Exhibit 10(bb) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002 (File No. 001-09553)).

4.4* Viacom Inc. Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 1993 (File No. 001-09553)) (as amended effective October 10, 2002 by the Amendment to Viacom Stock Option Plans) (incorporated by reference to Exhibit 10(bb) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002 (File No. 001-09553)).

4.5* Viacom Inc. 1994 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit B to the Registrant's Proxy Statement dated April 28, 1995 (File No. 001-09553)) (as amended effective October 10, 2002 by the Amendment to Viacom Stock Option Plans) (incorporated by reference to Exhibit 10(bb) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002 (File No. 001-09553)).

5.1* Opinion of Philippe P. Dauman, Esq. as to the legality of the securities being registered.

23.1*             Consent of Price Waterhouse LLP.

23.2*             Consent of Ernst & Young LLP.

23.3*             Consent of Arthur Andersen LLP.

23.4*             Consent of Philippe P. Dauman, Esq.

24**              Powers of Attorney.


------------------
* Previously filed or incorporated by reference in this Registration Statement. ** Filed herewith.